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                                                                      Exhibit 14

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 2 to the Registration Statement (Form N-6 No. 333-118479) pertaining to Lincoln Life & Annuity Flexible Premium Variable Life Account M, and to the use therein of our reports dated (a) March 24, 2006, with respect to the financial statements of Lincoln Life & Annuity Company of New York, and (b) March 1, 2006, with respect to the financial statements of Lincoln Life & Annuity Flexible Premium Variable Life Account M.

                                                           /s/ Ernst & young LLP

Fort Wayne, Indiana
April 10, 2006